Exhibit 10.6
Amendment to Series B Common Stock Purchase Warrant
The Series B Common Stock Purchase Warrant (the “Warrant”) originally issued by T3 Motion, Inc., a Delaware corporation (the “Company”), and currently held by ___, (the “Holder”) granting to Holder the right to purchase up to ___ shares of Common Stock of the Company is hereby amended to provide as follows:
1.	Section 3(b) of the Warrant is amended and restated as follows:

“Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then, the Exercise Price shall be reduced by (A) as to any Dilutive Issuances that occur on or before the 24-month anniversary of May 28, 2009, the Exercise Price shall be reduced and only reduced to equal the lower of (i) 120% of the Base Share Price (“120% Base Share Price”) or (ii) the Strike Price (as defined below) if the recipient of the Dilutive Issuance also receives an option to purchase Common Stock that has an exercise price (“Strike Price”) lower than the 120% Base Share Price and (B) as to any Dilutive Issuances that occur after the 24-month anniversary of May 28, 2009, the Exercise Price shall be reduced by multiplying the Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance. Additionally, the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder, in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.”
2.	Except as amended hereby, the terms of the Warrant shall remain in full force and effect and shall continue to be the binding and legal obligation of the parties.
3.	This Amendment may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile with original signatures to follow.
4.	All initially capitalized terms not otherwise defined shall have the meaning set forth in the original Warrant.
[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused this Amendment to be executed by their duly authorized representatives as of the 28th day of May 2009.

T3 Motion, Inc., a Delaware corporation
By:
Name:
Title:

[Holder]
By:
Name:
Title:

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